UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 19, 2005

                          ActiveCore Technologies, Inc.
             (Exact name of registrant as specified in its charter)

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
                  Nevada                             000-30397                           65-6998896
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     (State or Other Jurisdiction of         (Commission File Number)        (IRS Employer Identification No.)
              Incorporation)
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          156 Front Street West, Suite 210, Toronto, Ontario, Canada                         M5J 2L6
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                   (Address of Principal Executive Officers)                                (Zip Code)
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       Registrant's telephone number, including area code: (416) 252-6200

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K and other reports filed by Registrant from time to time with the
Securities and Exchange Commission contain or may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performances. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue", or the negative of these terms or other comparable terminology. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements with actual results.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 19, 2005, ActiveCore Technologies, Inc. (the "Registrant") completed the acquisition (the "Acquisition") of Cratos Technology Solutions Inc., an Ontario corporation ("Cratos"). The Registrant effected the acquisition of Cratos pursuant to the terms of a share purchase agreement dated effective February 22, 2005 (the "Effective Date"), as amended May 19, 2005 (the "Share Purchase Agreement"). The Registrant has filed a copy of the original Share Purchase Agreement as Exhibit 2.1 to this Form 8-K and has filed a copy of the amendment as Exhibit 99.1 to this Form 8-K.

Under the terms of the Share Purchase Agreement, the Registrant acquired from Andrew Wickett ("Wickett") and Debbie Gracie-Smith ("Gracie-Smith") all of the stock of Cratos in exchange for approximately CAD$2.6 million in cash and Registrant common stock.

Under the terms of the Share Purchase Agreement, the Registrant issued 9,421,030 shares (the "Purchaser Shares") of its common stock (in equal proportions to Wickett and Gracie-Smith) on May 19, 2005 and will pay cash in the amount of CAD$200,000 (in equal proportions to Wickett and Gracie-Smith). The per share stock consideration was approximately USD$0.21 which (based on the average closing price of the Company's common stock based on the five day trading period ending two days after the Effective Date). The purchase price is subject to an adjustment mechanism which will require (i) the Company to issue additional shares to Wickett and Gracie-Smith (in equal proportions) in the event Cratos exceeds certain specified financial targets, and (ii) Wickett and Gracie-Smith to contribute back to the Company's treasury Purchaser Shares (in equal proportions) in the event Cratos' fails to achieve certain specified financial targets.

In addition to the foregoing, Cratos also made a cash payment to its primary supplier which cash payment equaled all amounts due to such supplier and which amounts represent receivables to Cratos. This cash payment was substantially funded by way of a draw-down of a credit facility which Cratos put in place with a Canadian chartered bank prior to the completion of the Acquisition. The Registrant also issued 3,921,633 shares of its common stock to this same supplier as bonus shares in consideration for its agreement to (i) enter into renewed agreements which Cratos, and (ii) terminate any existing security agreements between such party and Cratos as well as discharge any registered security and agree to subordinate any future security to that of any senior lender of the Company.

On March 16, 2005, the Company issued a press release discussing the Share Purchase Agreement and the transaction. A copy of that press release was filed with the Commission as Exhibit 99.1 to a Form 8-K filed on March 19, 2005.

Registration Rights Agreement

The Purchaser Shares were not registered at the time of issuance with the Securities Exchange Commission (the "Commission") or the securities commission of any state of the United States, and were issued in reliance upon an exemption under the Securities Act of 1933. Pursuant to the terms of the Share Purchase Agreement, the Company granted to each of Wickett and Gracie-Smith registration rights in respect of the Purchaser Shares which will require the Registrant to prepare and file with the Commission, no later than 90 days from the closing date, a registration statement in respect of said shares. The Registrant shall use its best efforts to have the registration statement declared effective by the Commission within 120 days of the closing date. The Registrant has filed a copy of the registration rights agreement as Exhibit 4.1 to this Form 8-K.

Lock-Up Agreement

Pursuant to the terms of the Share Purchase Agreement, each of Wickett and Gracie-Smith will agree to a contractual lock-up and voting restrictions in respect of the Purchaser Shares. Specifically, the Purchaser Shares will be subject to a lock-up in accordance with the following release conditions: (i) 20% of the Purchaser Shares shall be released on the seventh business day following the Effective Date; (ii) 40% of the Purchaser Shares will be released on the first anniversary of the Effective Date; and (iii) 40% of the Purchaser Shares will be released on the second anniversary of the Effective Dave.

Each of Wickett and Gracie-Smith will also agree for a period of two years from the closing date to vote the Purchaser Shares in support of any recommendation made by the directors and/or management of the Company at any annual or special meeting of the Company.

Employment Agreement for Wickett

Pursuant to the terms of the Share Purchase Agreement, Wickett (or a personal services company on Wickett's behalf) and the Company shall enter into an employment agreement pursuant to which Wickett shall continue as Cratos' President and Chief Executive Officer for a period of two years after the closing date. The employment agreement provides for an annual salary of CAD$130,000 and a bonus of 3% of Cratos' net revenues to be determined on a per project basis.

Employment Agreement for Gracie-Smith

Pursuant to the terms of the Share Purchase Agreement, Gracie-Smith (or a personal services company on Gracie-Smith's behalf) and the Company shall enter into an employment agreement pursuant to which Gracie-Smith shall continue as Cratos' Chief Operating Officer for a period of two years after the closing date. The employment agreement provides for an annual salary of CAD$130,000 and a bonus of 3% of Cratos' net revenues to be determined on a per project basis.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 2.01 of this Current Report on Form 8-K, the Registrant in exchange for all of the stock of Cratos issued to Cratos' shareholders (Wicket and Gracie-Smith) on May 19, 2005 9,421,030 shares of its common stock and cash consideration in connection with the Share Purchase Agreement. The Registrant also issued 3,921,633 shares of its common stock to a primary supplier in satisfaction of amounts due to such supplier and which amounts represented receivables to Cratos. All of the issuances were made by the Registrant pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2005

ActiveCore Technologies, Inc.

By: /s/ [Peter J. Hamilton]
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Name:    Peter J. Hamilton
         President & CEO
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EXHIBIT INDEX

Exhibit No.              Description

2.1 Share Purchase Agreement dated effective February 22, 2005 between ActiveCore Technologies, Inc., Andrew Wickett, Debbie Gracie-Smith and Cratos Technology Solutions Inc.

2.2               Amendment No. 1 to the Share Purchase Agreement dated May 19,
                  2005

4.1               Registration Rights Agreement

99.1              Press Release